Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

VivoPower International PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.12 per share	Rule 457(a)	18,800,000	3.589	$67,473,200.00	0.00015310	$10,330.15
Fees Previously Paid
		Total Offering Amounts				$67,473,200.00		$10,330.15
		Total Fees Previously Paid						–
		Total Fee Offsets						$1,308.33
		Net Fee Due						$9,021.82

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act, computed in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the Registrant’s ordinary shares on May 5, 2025, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	VivoPower International PLC	F-3	333-251304	December 11, 2020		$7,655.13	Unallocated (Universal) Shelf	(1)	(1)	$70,166,176
Fees Offset Sources	VivoPower International PLC	F-3	333-251304		December 11, 2020						$7,655.13	(1)

(1)	On December 11, 2020, the Registrant filed a registration statement on Form F-3 (File No. 333-251304) (the “Prior Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $80,000,000. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by the portion of the registration fee previously paid with respect to $70,166,176 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. On January 12, 2024, the Registrant filed a registration statement on Form F-3 (File No. 333-276509) with the Securities Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $18,000,000 (the “January Registration Statement”). Pursuant to Rule 457(p), the Registrant utilized $2,656.80 of the $7,655.13 registration fee relating to the Unsold Offset Securities to offset the registration fee on the securities sold on the January Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated. On July 26, 2024, the Registrant filed a registration statement on Form F-1 (File No. 333-281065) with the Securities Exchange Commission registering the offer and sale of up to 10,000,000 ordinary shares with a maximum aggregate offering price of $25,000,000 (as amended, the “July Registration Statement”). Pursuant to Rule 457(p), the Registrant utilized $3,690.00 of the $7,655.13 registration fee relating to the Unsold Offset Securities to offset the registration fee on the securities sold on the July Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.